                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                     13-2740599
            --------                                     ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


        World Financial Center
        North Tower
        250 Vesey Street
        New York, New York                                 10281
        ----------------------                           ----------
(Address of principal executive offices)                 (Zip Code)


If this form relates to the                    If this form relates to the
registration of a class of securities          registration of a class of
pursuant to Section 12(b) of the               securities pursuant to
Exchange Act and is effective pursuant         Section 12(g) of the Exchange
to General Instruction A.(c), please           Act and is effective pursuant
check the following box. [X]                   to General Instruction A.(d),
                                               please check the following
                                               box. [_]



Securities Act registration statement file number to which this form
relates:    333-68747
            ---------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of each exchange on which
       to be so registered                 each class is to be registered
       -------------------                 ------------------------------

Nikkei 225 Market Index Target-Term
Securities(R) due August 4, 2006               American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
           ---------------------------------------------------------
                               (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

Item 1. Description of Registrant's Notes to be Registered.
        --------------------------------------------------



        The description of the general terms and provisions of the Nikkei 225 Market Index Target-Term Securities ("MITTS(R)") due August 4, 2006 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated June 22, 1999, and the Prospectus dated May 6, 1999, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.
        --------

        99 (A) Preliminary Prospectus Supplement dated June 22, 1999, and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

        99 (B)  Form of Note.

        99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

        Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.


                              By:  /s/ Andrea L. Dulberg
                                  ________________________________
                                          Andrea L. Dulberg
                                              Secretary

Date:  July 29, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           MERRILL LYNCH & CO., INC.

                                    EXHIBITS
                                       TO
                          FORM 8-A DATED JULY 29, 1999

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A) Preliminary Prospectus Supplement dated June 22, 1999, and Prospectus dated May 6, 1999 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)          Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2